Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES THE REDEMPTION OF
7.5% SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES

BETHESDA, MD, April 3, 2017 -- LaSalle Hotel Properties (NYSE: LHO) today provided notice to the holders of its 7.5% Series H Cumulative Redeemable Preferred Shares (the “Series H Preferred Shares”) of the redemption of all 2,750,000 of its issued and outstanding Series H Preferred Shares. The cash redemption price for the Series H Preferred Shares is $25.00 per share, plus accrued and unpaid dividends through the redemption date.

The redemption date will be May 4, 2017. After the redemption date, dividends on the Series H Preferred Shares will cease to accrue. Payment of the redemption price will be made only upon presentation and surrender of certificates representing the Series H Preferred Shares to Wells Fargo Bank, N.A., the Company’s transfer agent, during its normal business hours at the address specified in the Notice of Redemption.

The Notice of Redemption and related materials were mailed today to holders of record of the Series H Preferred Shares. Questions relating to the Notice of Redemption and related materials should be directed to Wells Fargo Bank, N.A., at 1-800-468-9716.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. After the sale of Hotel Triton, the Company will own 42 hotels. The properties are upscale, full-service hotels, totaling approximately 10,700 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels, Access Hotels & Resorts, and Provenance Hotels.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s redemption of the Series H Preferred Shares. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.